EXHIBIT 99.1

           Genius Products Inc. Announces Operating Results for the Second Quarter of 2003


    SAN DIEGO--(BUSINESS WIRE)--Aug. 18, 2003--Genius Products Inc. (OTCBB:GNPI), a producer, publisher and distributor of classical, instrumental and vocal compact discs ("CDs"), cassettes, videos and DVDs for children under the Baby Genius and Kid Genius brand names, today announced the results of its operations for the quarter and six months ending June 30, 2003. Net revenues for the quarter ending June 30, 2003 were $466,834, a decrease of 16% versus the 2002 results as music product sales declined. Net revenues for the six months ended June 30, 2003 were $1,017,381, a 1% increase compared to the year earlier period. The net loss for the three and six month periods ending June 30, 2003 was $772,423, or $.05 per share, and $1,252,009, or $.08 per share, respectively, as compared to net losses of $1,115,965, or $.07 per share and $1,551,823, or $0.13 per share in the year earlier three and six month periods. Per share results reflect the higher basic and diluted weighted average shares in the current year.
    Klaus Moeller, chairman and CEO of Genius Products Inc., commented, "We believe our revenues were lower than we anticipated because our Kid Genius music products, aimed at children from three to seven years old, did not begin selling until late in the second quarter, and our new music CDs based on the best-selling children's book, `Guess How Much I Love You(TM)' did not begin selling until the third quarter. However, we believe the revenues in the third quarter of 2003 will benefit from these new products as well as by the `BOZO the Clown' live television shows on video and DVD, which we plan to release in the third quarter of 2003. We just signed a licensing agreement allowing us to create and distribute a line of music CDs based on Curious George and the Man in the Yellow Hat. We have also reached agreement with several other well-known and best-selling children's brands and we intend to continue to seek to license other similar audio rights in 2003. We hope to begin selling these products later this year and believe that they could be a significant contributor to our fourth quarter revenues. By expanding our product offerings, we are continuing to strive to become a leading provider of quality family entertainment products."
    Genius Products Inc. is a multi-brand company that designs and markets family entertainment products including videos, DVDs, CDs and cassettes. The products are sold under the Baby Genius and Kid Genius brand names and during 2003, the company plans to sell other brand name products such as BOZO the Clown, and Guess How Much I Love You(TM). The company's award-winning products are widely distributed at major retail stores nationwide including Target, Wal-Mart, Kmart, Toys R Us, Babies R Us, ShopKo, Meijer, Borders and Best Buy. The company also licenses the Baby Genius brand to third-party companies for a variety of products including apparel, books, toys and infant care products. Promotional partners include Kellogg's, The World Famous San Diego Zoo, Parenting Magazine, Playtex, Fazoli's and Child Magazine.

    Safe Harbor Statement

    Except for historical matters contained herein, the matters discussed in this press release are forward-looking statements and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. The forward-looking statements reflect assumptions and involve risks and uncertainties, which may affect Genius Products' business and prospects and cause results to differ from these forward-looking statements. Such risks and uncertainties include the company's ability to grow its business, to obtain additional licenses, to meet anticipated release schedules, and other matters, which are described in the company's filings with the Securities and Exchange Commission.

                                                 Genius Products Inc.
                                                   Operating Results
                                                 For the Quarter Ended
                                           ---------------------------
                                                  6/30/03     6/30/02
                                           ---------------------------

 Gross Revenues                                  $516,105    $602,197

 Returns, discounts and allowances                (49,271)    (45,060)
                                           ---------------------------

 Net Revenues                                     466,834     557,137

 Costs and Expenses                             1,242,888   1,009,031

 Other                                             (3,631)    (50,155)
                                           ---------------------------

 Net Loss                                       $(772,423)$(1,115,965)
                                           ===========================

 Net loss per share                                $(0.05)     $(0.07)
                                           ===========================
 Basic and diluted
  weighted average shares                      16,474,524  15,016,620
                                           ===========================


                                              For the Six Months Ended
                                     ---------------------------------
                                                 6/30/03     6/30/02
                                     ---------------------------------

 Gross Revenues                                $1,138,607  $1,088,553

 Returns, discounts and allowances               (121,226)    (78,026)
                                     ---------------------------------

 Net Revenues                                   1,017,381   1,010,527

 Costs and Expenses                             2,265,380   2,604,925

 Other                                              4,010      42,575
                                     ---------------------------------

 Net Loss                                     $(1,252,009)$(1,551,823)
                                     =================================

 Net loss per share                                $(0.08)     $(0.13)
                                     =================================
 Basic and diluted
  weighted average shares                      16,182,542  12,016,087
                                     =================================

    CONTACT: Genius Products Inc., San Diego
             Klaus Moeller, 858-793-8840
             klaus.moeller@geniusproducts.com